Exhibit 3.1




                          HOSPITALITY PROPERTIES TRUST




                                     BYLAWS



                  Dated: May 12, 1995, As Amended May 19, 1998






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                                TABLE OF CONTENTS

                                    ARTICLE I

                                    TRUSTEES

Section 1.1      Qualifying Shares Not Required..........................  1
Section 1.2      Quorum..................................................  1
Section 1.3      Number and Term; Election...............................  1
Section 1.4      Place of Meeting........................................  1
Section 1.5      Organizational Meeting..................................  1
Section 1.6      Regular Meetings........................................  1
Section 1.7      Special Meetings........................................  1
Section 1.8      Adjourned Meetings......................................  2
Section 1.9      Waiver of Notice........................................  2
Section 1.10     Action Without Meeting..................................  2
Section 1.11     Telephone Meetings......................................  2
Section 1.12     Committee Rules.........................................  2


                                   ARTICLE II

                                    OFFICERS

Section 2.1      Enumeration.............................................  3
Section 2.2      Powers and Duties of the Chairman.......................  3
Section 2.3      Powers and Duties of the President......................  3
Section 2.4      Powers and Duties of Vice-President.....................  3
Section 2.5      Duties of the Secretary.................................  4
                 (a)     Minutes.........................................  4
                 (b)     Books and Other Records.........................  4
                 (c)     Share Register..................................  4
                 (d)     General Duties..................................  4
Section 2.6      Duties of the Treasurer.................................  4


                                   ARTICLE III

                                  SHAREHOLDERS

Section 3.1      Effect of Quorum........................................  4
Section 3.2      Place of Meeting........................................  4
Section 3.3      Annual Meeting..........................................  5
Section 3.4      Special Meetings........................................  5
Section 3.5      Notice of Regular or Special Meetings...................  5
Section 3.6      Notice of Adjourned Meetings............................  5
Section 3.7      Proxies.................................................  5
Section 3.8      Consent of Absentees....................................  6
Section 3.9      Voting Rights...........................................  6
Section 3.10     Advance Notice for Nomination of
                   Trustees..............................................  6
Section 3.11     Advance Notice for Transaction
                   of Business...........................................  8

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                                      -ii-

                                   ARTICLE IV

                                  MISCELLANEOUS

Section 4.1      Record Dates and Closing of
                   Transfer Books........................................ 9
Section 4.2      Inspection of Bylaws.................................... 9

                                    ARTICLE V

                                   AMENDMENTS

Section 5.1      By Trustees............................................. 9


                                   ARTICLE VI

                                   DEFINITIONS

Section 6.1      Definitions............................................. 10


                                   ARTICLE VII

                                   FISCAL YEAR

Section 7.1      Fiscal Year............................................. 10


                                  ARTICLE VIII

                                   THE ADVISOR

Section 8.1      Employment of Advisor................................... 10
Section 8.2      Term.................................................... 11
Section 8.3      Other Activities of Advisor............................. 11
Section 8.4      Advisor Compensation.................................... 12
Section 8.5      Annual Total Operating Expenses......................... 13
Section 8.6      Definitions............................................. 14


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                                    ARTICLE I

                                    TRUSTEES

                  Section 1.1 Qualifying Shares Not Required. Trustees need not be Shareholders of Hospitality Properties Trust (the "Trust").

                  Section  1.2  Quorum.   A  majority  of  the  Trustees   shall
constitute a quorum subject to the provisions of Section 2.6 of the Trust's Declaration of Trust, as it may be amended from time to time (the "Declaration").

                  Section 1.3 Number and Term; Election. The number and terms of the Trustees shall be as provided in Section 2.1 of the Declaration. Trustees shall be elected at annual meetings of Shareholders as provided in Section 2.1 of the Declaration. If Trustees are not so elected at an annual meeting or if such meeting is not held, Trustees may be elected at a special meeting of Shareholders.

                  Section 1.4 Place of Meeting. Meetings of the Trust ees shall be held at the principal office of the Trust or at such place within or without the State of Maryland as the President shall direct or as is fixed from time to time by resolution of the Trustees. Whenever a place other than the principal office is fixed by the President or by resolution as the place at which future meetings are to be held, written notice thereof shall be sent to all Trustees a reasonable time in advance of any meeting to be held at such place.

                  Section 1.5 Organizational Meeting. Immediately following each Annual Meeting of Shareholders, a regular meeting of the Trustees shall be held for the purpose of organizing, electing officers and transacting other business. Notice of such meetings need not be given.

                  Section 1.6 Regular Meetings. Regular meetings of the Trustees shall be held at the place determined pursuant to Section 1.4 on the dates, if any, established at each organiza tional meeting of the Trustees and notice of such regular meet ings of the Trustees is hereby dispensed with.

                  Section 1.7 Special Meetings. Special meetings of the Trustees may be called at any time by the Chairman or President and shall be called by request of any two (2) Trustees. Written notice of the time and place of a special meeting shall be given


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to each  Trustee,  either  personally or by sending a copy thereof by mail or by facsimile or telex, charges prepaid, to the address of the Trustee appearing on the books of the Trust or theretofore given by the Trustee to the Trust for the purpose of notice. In case of personal service, such notice shall be so delivered at least twenty-four (24) hours prior to the time fixed for the meeting. If such notice is mailed, it shall be deposited in the United States mail in the place in which the principal office of the Trust is located at least seventy-two (72) hours prior to the time fixed for the holding of the meeting. If sent by facsimile or telex, it shall be sent at least forty-eight (48) hours prior to the time fixed for the holding of the meeting. If notice is not so given by the Secretary, it may be given in the same manner by the Chairman, President or the Trustees requesting the meeting.

                  Section 1.8 Adjourned Meetings. A quorum of the Trustees may adjourn any Trustees' meeting to meet again at a stated day and hour. In the absence of a quorum, a majority of the Trustees present may adjourn from time to time to meet again at a stated day and hour prior to the time fixed for the next regular meeting of the Trustees. The motion for adjournment shall be lodged with the records of the Trust. Notice of the time and place of an adjourned meeting need not be given to any Trustee present at the adjourned meeting if the time and place is fixed at the meeting adjourned.

                  Section 1.9 Waiver of Notice. The transactions of any meeting of the Trustees, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Trustees not present signs a written waiver of notice, a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be lodged with the Trust records or made a part of the minutes of the meeting.

                  Section 1.10 Action Without Meeting. Unless specifi cally otherwise provided in the Declaration, any action required or permitted to be taken by the Trustees may be taken without a meeting if a majority of the Trustees (or a majority of the Independent Trustees as to any action which requires such a majority) shall individually or collectively consent in writing to such action. Such written consent or consents shall be lodged with the records of the Trust and shall have the same force and

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effect as the  affirmative  vote of such  Trustees at a duly held meeting of the
Trustees at which a quorum was present.

                  Section 1.11 Telephone Meetings. The Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons partici pating in the meeting shall be able to hear one another and participate therein. Such meeting shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting.

                  Section 1.12 Committee Rules. Unless the Trustees otherwise provide, each committee designated by the Trustees may adopt, amend and repeal rules for the conduct of such committee's business. In the absence of a provision by the Trustees or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Trustees conduct their business pursuant to Article II of the Declaration and this
Article I of these Bylaws.

                                   ARTICLE II

                                    OFFICERS

                  Section 2.1 Enumeration. The officers of the Trust shall be a President, a Secretary, a Treasurer, and such other officers as are elected by the Trustees including, in their discretion, a Chairman, with such duties as are assigned to them by the Trustees. Officers shall be elected by and shall hold office at the pleasure of the Trustees.

                  Section 2.2 Powers and Duties of the Chairman. The Chairman, if there shall be such an officer, shall, if present, preside at all meetings of the Shareholders and the Trustees and may be the chief executive officer of the Trust if the Trustees so elect.


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                  Section  2.3 Powers and  Duties of the  President.  Subject to
such supervisory powers, if any, as may be given by the Trustees to the Chairman, the President shall, subject to the control of the Trustees and the supervision of the Chairman, have general supervision, direction and control of the business of the Trust and its employees and shall exercise such general powers of management as are usually vested in the office of president of a corporation. In the absence of the Chairman, or if there be none, he shall preside at all meetings of the Shareholders and/or Trustees and, unless the Chairman has been designated as chief executive officer, shall be chief executive officer of the Trust. He shall be, ex officio, a member of all standing committees.

                  Section 2.4 Powers and Duties of Vice-President. Each Vice-President, if any, designated by the Trustees shall be an administrative officer of the Trust and have such duties as are designated by the President or the Trustees.



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                  Section 2.5 Duties of the Secretary. The Secretary shall:

                    (a) Minutes. Keep full and complete minutes of the meetings (or actions in lieu thereof) of the Trustees, any committees of the Trustees and the Shareholders and give notice, as required, of all such meetings;

                    (b) Books and Other Records. Maintain custody of and keep the books of account and other records of the Trust except such as are in custody of the Treasurer;

                    (c) Share Register. Maintain at the principal office of the Trust a share register, showing the ownership and transfers of ownership of all shares of the Trust, unless a transfer agent is employed to maintain and does maintain such a share register; and

                    (d) General Duties. Generally, perform all duties which pertain to his office and which are required by the Trustees.

                  An Assistant Secretary or Secretaries may be appointed to act in the absence of the Secretary.

                  Section 2.6 Duties of the Treasurer. The Treasurer shall perform all duties which pertain to his office and which are required by the Trustees, including without limitation the receipt, deposit and disbursement of funds belonging to the Trust.

                  An Assistant Treasurer or Treasurers may be appointed to act in the absence of the Treasurer.

                                   ARTICLE III

                                  SHAREHOLDERS

                  Section 3.1 Effect of Quorum. Subject to the provisions of the Declaration, the Shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough Shareholders so that the remaining Shareholders constitute less than a quorum.


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                  Section  3.2 Place of Meeting.  Meetings  of the  Shareholders
shall be held at the principal office of the Trust or at such place within or without the State of Maryland as is designated by the Trustees or the Chairman or President, given either before or after the meeting and filed with the Secretary of the Trust.

                  Section 3.3 Annual Meeting. A regular annual meeting of the Shareholders shall be called by the Chairman or President within six months after the end of each fiscal year, commencing with the fiscal year ending December 31, 1995.

                  Section 3.4 Special Meetings. Special meetings of the Shareholders may be held at any time for any purpose or purposes permitted by the Declaration and shall be called as provided in Section 5.9 of the Declaration.

                  Section 3.5 Notice of Regular or Special Meetings. Written notice specifying the place, day and hour of any regular or special meeting, the purposes of the meeting, and all other matters required by law shall be given to each Shareholder of record entitled to vote, either personally or by sending a copy thereof by mail, telegraph or telecopier, charges prepaid, to his address appearing on the books of the Trust or theretofore given by him to the Trust for the purpose of notice or, if no address appears or has been given, addressed to the place where the principal office of the Trust is situated. It shall be the duty of the Secretary to give notice of each Annual Meeting of the Shareholders at least fifteen (15) days and not more than sixty (60) days before the date on which it is to be held. Whenever an officer has been duly requested to call a special meeting of Shareholders, it shall be his duty to fix the date and hour thereof, which date shall be not less than twenty (20) days and not more than sixty (60) days after the receipt of such request if the request has been delivered in person or after the date of mailing the request, as the case may be, and to give notice of such special meeting within ten (10) days after receipt of such request. If the date of such special meeting is not so fixed and notice thereof given within ten (10) days after the date of receipt of the request, the date and hour of such meeting may be fixed by the Person or Persons calling or requesting the meeting and notice thereof shall be given by such Person or Persons not less than twenty (20) nor more than sixty (60) days before the date on which the meeting is to be held.


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                  Section  3.6  Notice of  Adjourned  Meetings.  It shall not be necessary to give notice of the time and place of any adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjourn ment is taken, except that when a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

                  Section 3.7 Proxies. The appointment of a proxy or proxies for any meeting of Shareholders entitled to vote shall be made by an instrument in writing executed by the Shareholder or his duly authorized agent and filed with such officer of the Trust as the Trustees shall have designated for such purpose for verification prior to such meeting. Any proxy relating to the Trust's shares of beneficial interest shall be valid until the expiration date therein or, if no expiration is so indicated, for such period as is permitted pursuant to Maryland law. At a meeting of Shareholders all questions concerning the qualifica tion of voters, the validity of proxies, and the acceptance or rejection of votes, shall be decided by the Secretary of the meeting unless inspectors of election are appointed pursuant to Section 3.10 in which event such inspectors shall pass upon all questions and shall have all other duties specified in said section.

                  Section 3.8 Consent of Absentees. The transactions of any meeting of Shareholders, either annual, special or adjourned, however called and noticed, shall be as valid as though had at a meeting duly held after the regular call and notice if a quorum is present and if, either before or after the meeting, each Shareholder entitled to vote, not present in person or by proxy, signs a written waiver of notice, a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be lodged with the Trust records or made a part of the minutes of the meeting.

                  Section 3.9 Voting Rights. If no date is fixed for the determination of the Shareholders entitled to vote at any meeting of Shareholders, only Persons in whose names Shares entitled to vote stand on the share records of the Trust at the opening of business on the day of any meeting of Shareholders shall be entitled to vote at such meeting.

                  Section 3.10 Advance Notice for Nomination of Trustees. Only persons who are nominated in accordance with the

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following  procedures  shall be eligible  for election as Trustees of the Trust.
Nominations of persons for election to the Board of Trustees may be made (a) by or at the direction of the Board of Trustees (or any duly authorized committee thereof) or (b) by any Shareholder of the Trust (i) who is a Shareholder of record on the date of the giving of the notice provided for in this Section 3.10 and on the record date for the determination of Shareholders entitled to vote upon such nominations and (ii) who complies with the notice procedures set forth in this Section 3.10.

                  In addition to any other applicable requirements, for a nomination to be made by a Shareholder, such Shareholder must have given timely notice thereof in proper written form to the Secretary of the Trust.

                  To be timely, a Shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Trust (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the meeting is called for a date more than ninety (90) days prior to such anniversary date, notice by the Shareholder in order to be timely must be so received not later than the close of business on the twentieth (20th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of Shareholders called for the purpose of electing Trustees, not later than the close of business on the seventh (7th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

                  To be in proper written form, a Shareholder's notice to the Secretary must set forth (a) as to each person whom the Shareholder proposes to nominate for election as a Trustee (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Trust which are owned beneficially or of record by the person, (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with

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solicitations of proxies for election of Trustees  pursuant to Section 14 of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder and (v) the consent of each nominee to serve as a Trustee if so elected; and (b) as to the Shareholder giving the notice (i) the name and record address of such Shareholder, (ii) the class or series and number of shares of capital stock of the Trust which are owned beneficially or of record by such Shareholder, (iii) a description of all arrangements or under standings between such Shareholder and each proposed nominee and any other person or persons (including their names) pursuant to
which  the  nomination(s)   are  to  be  made  by  such   Shareholder,   (iv)  a
representation that such Shareholder intends to appear in person or by proxy at the meeting, if there be a meeting, to nominate the persons named in its notice and (v) any other information relating to such Shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Trustees pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Trustee if elected.

                  No person shall be eligible for election as a Trustee of the Trust unless nominated in accordance with the procedures set forth in this
Section 3.10. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective, and such defective nomination shall be disregarded.

                  Section 3.11 Advance Notice for Transaction of Business. No business may be transacted by the Shareholders at an annual or special meeting, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Trustees (or any duly authorized committee thereof), (b) otherwise properly brought before the Shareholders by or at the direction of the Board of Trustees (or any duly authorized committee thereof) or (c) otherwise properly brought before the Shareholders by any Shareholder of the Trust (i) who is a Shareholder of record on the date of the giving of the notice provided for in this Section 3.11 and on the record date for the determination of Shareholders entitled to vote or express consent

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therefor  and (ii) who  complies  with the notice  procedures  set forth in this
Section 3.11.

                  In addition to any other applicable requirements, for business to be properly brought before an annual or special meeting by a Shareholder (other than a shareholder proposal included in the Trust's proxy statement pursuant to Rule 14a-8 under the Exchange Act), such Shareholder must have given timely notice thereof in proper written form to the Secretary of the Trust.

                  To be timely, a Shareholder's  notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Trust not less than ninety (90) days nor more than one hundred-twenty (120) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the meeting is called for a date more than ninety (90) days prior to such anniversary date, notice by the Shareholder in order to be timely must be so received not later than the close of business on the twentieth (20th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of Shareholders called (other than at the request of Shareholders) for the purpose of transacting business, not later than the close of business on the seventh (7th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

                  To be in proper written form, a Shareholder's notice to the Secretary must set forth as to each matter such Shareholder proposes to bring before the Shareholders (i) a brief description of the business desired to be brought before the Shareholders and the reasons therefor, (ii) the name and record address of such Shareholder, (iii) the class or series and number of shares of capital stock of the Trust which are owned beneficially or of record by such Shareholder, (iv) a description of all arrangements or understandings between such Shareholder and any other person or persons (including their names) in connection with the proposal of such business by such Shareholder and any material interest of such Shareholder in such business and (v) a representation that such Shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

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                  No business  shall be  conducted  by the  Shareholders  except business brought before them in accordance with the procedures set forth in this
Section 3.11; provided, however, that, once business has been properly brought before an annual or special meeting in accordance with such procedures, nothing in this Section 3.11 shall be deemed to preclude discussion by any Shareholder of any such business. If the Chairman of the meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting, and such business shall not be transacted.

                                   ARTICLE IV

                                  MISCELLANEOUS

                  Section 4.1 Record Dates and Closing of Transfer Books. Pursuant to the Declaration, the Trustees may fix record dates for specified purposes. If a record date is so fixed, only Shareholders of record on the date so fixed shall be entitled to the rights to which the record date pertains.

                  Section 4.2 Inspection of Bylaws. The Trustees shall keep at the principal office for the transaction of business of the Trust the original or a copy of the Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the Shareholders at all reasonable times during office hours.

                                    ARTICLE V

                                   AMENDMENTS

                  Section 5.1 By Trustees. Except for any change for which the Declaration or these Bylaws require approval by more than a majority vote of the Trustees, these Bylaws may be amended or repealed or new or additional Bylaws may be adopted only by the vote or written consent of a majority of the Trustees.



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                                   ARTICLE VI

                                   DEFINITIONS

                  Section 6.1 Definitions. All terms defined in the Declaration shall have the same meaning when used in these Bylaws.

                                   ARTICLE VII

                                   FISCAL YEAR

                  Section 7.1 Fiscal Year. The fiscal year of the Trust shall be the calendar year.

                                  ARTICLE VIII

                                   THE ADVISOR

                  Section 8.1 Employment of Advisor. The Trustees are not and shall not be required personally to conduct the business of the Trust, and the Trustees shall have the power to appoint, employ or contract with any person (including one or more of themselves or any corporation, partnership, or trust in which one or more of them may be Trustees, officers, stockholders, partners or trustees) as the Trustees may deem necessary or proper for the transaction of the business of the Trust. The Trustees may therefore employ or contract with such person (herein referred to as the "Advisor") and may grant or delegate such authority to the Advisor as the Trustees may in its sole discretion deem necessary or desirable without regard to whether such authority is normally granted or delegated by boards of trustees or boards of directors of business corporations. The Advisor shall be required to use its best efforts to supervise the operation of the Trust in a manner consistent with the investment policies and objectives of the Trust.

                  The Trustees shall have the power to determine the terms and compensation of the Advisor or any other person whom it may cause the Trust to employ or with whom it may cause the Trust to contract for advisory services. The Trustees may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trustees and to make executive

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decisions which conform to general  policies and general  principles  previously established by the Trustees.

                  Section 8.2 Term. The Trustees shall not enter into any advisory contract with the Advisor unless such contract has an initial term of not more than one year, provides for annual renewal or extension thereafter, provides for termination thereof by the Trustees without cause at any time upon sixty (60) days' written notice by the Trustees, by affirmative vote or written consent of a majority of the Trustees who are neither officers of the Trust nor Affiliates of the Trust, the Advisor or Health and Retirement Properties Trust (collectively, the "Independent Trustees") and provides for termination thereof by the Advisor without cause at any time after the expiration of a period specified in such contract (which period shall not be shorter than the original term) without penalty upon sixty (60) days' written notice by the Advisor. In the event of the termination of an advisory contract, the terminated Advisor shall be required to cooperate with the Trust and take all reasonable steps requested to assist the Trustees in making an orderly transition of the advisory function. It shall be the duty of the Trustees annually to evaluate the performance of the Advisor, and the Independent Trustees shall have a fiduciary duty to the stockholders to supervise the relationship of the Trust with the Advisor.

                  Section 8.3 Other Activities of Advisor. The Advisor shall not be required to administer the Trust as its sole and exclusive function and may have other business interests and may engage in other activities similar or in addition to those relating to the Trust, including the rendering of advice or services of any kind to other investors or any other persons (including other real estate investment trusts) and the management of other investments. The Trustees may request the Advisor to engage in certain other activities which complement the Trust's investments, and the Advisor may receive compensation or commissions therefor from the Trust or other persons.

                  Neither the Advisor nor any Affiliate of the Advisor shall be obligated to present any particular investment opportunities to the Trust, even if such opportunities are of a character such that, if presented to the Trust, they could be taken by the Trust, and, subject to the foregoing, each of them shall be protected in taking for its own account or recommending to others any such particular investment opportunity.

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                  Notwithstanding  the foregoing,  the Advisor shall be required to use its best efforts to present the Trust with a continuing and suitable program consistent with the investment policies and objectives of the Trust and with investments which are representative of, comparable with and on similar terms as investments being made by Affiliates of the Advisor, or by the Advisor for its own account or for the account of any person for whom the Advisor is providing advisory services. In addition, the Advisor shall be required to, upon the request of any Trustee, promptly furnish the Trustees with such information on a confidential basis as to any investments within the investment policies of the Trust made by Affiliates of the Advisor or by the Advisor for its own account or for the account of any person for whom the Advisor is providing advisory services.

                  Section 8.4 Advisor Compensation. The Trustees, including a majority of the Independent Trustees, shall at least annually review generally the performance of the Advisor in order to determine whether the compensation which the Trust has contracted to pay to the Advisor is reasonable in relation to the nature and quality of services performed and whether the provisions of the advisory contract with the Advisor are being carried out. Each such determination shall be based on such of the following and other factors as the Trustees (including the Independent Trustees) deem appropriate and shall be reflected in the minutes of the meetings of the Trustees:

                  (a) the size of the advisory fee in relation to the size, composition and profitability of the portfolio of the Trust;

                  (b) the success of the Advisor in generating opportunities that meet the investment objectives of the Trust;

                  (c) the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

                  (d) additional revenues realized by the Advisor and its Affiliates through their relationship with the Trust, including loan administration, underwriting or brokerage commissions and servicing, engineering, inspection and other fees, whether paid by the Trust or by others with whom the Trust does business;


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



                  (e) the quality and extent of service and advice furnished by the Advisor;

                  (f) the performance of the investment portfolio of the Trust, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

                  (g) the quality of the portfolio of the Trust in relationship to any investments generated by the Advisor for its own account.

                  Section 8.5 Annual Total Operating Expenses. Each advisory contract with an Advisor shall provide that the Total Operating Expenses of the Trust shall not exceed in any fiscal year the lower of:

                  (a) the greater of (i) two percent (2%) of the Average Invested Real Estate Assets for such fiscal year or (ii) twenty-five percent (25%) of the Net Income for such fiscal year (calculated before the deduction therefrom of such Total Operating Expenses); or

                  (b) the lowest of any applicable operating expense limitations that may be imposed by law or regulation in a state in which any securities of the Trust are or will be qualified for sale or by a national securities exchange on which any securities of the Trust are or may be listed, as such limitations may be altered from time to time.

                  The Independent Trustees shall at least annually determine whether the total fees and expenses of the Trust are reasonable in light of the investment experience of the Trust, its Net Assets, its Net Income and the fees and expenses of comparable REITs. Each such determination shall be reflected in the minutes of meetings of the Trustees.

                  Within sixty (60) days after the end of any fiscal quarter of the Trust ending on or after December 31, 1995 for which Total Operating Expenses (for the twelve months then ended) exceed either of the expense limitations provided in subparagraph (a) of this Section 8.5, the Trust shall send to the stockholders a written disclosure of such fact, together with an explanation of the factors, if any, which the Trustees (including a majority of the Independent Trustees) have concluded were sufficiently

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



unanticipated, unusual or nonrecurring to justify such higher Total Operating Expenses.

                  Each advisory contract with the Advisor shall provide that, in the event that Total Operating Expenses exceed any of the limitations provided in this Section 8.5, then the Advisor shall refund to the Trust the amount by which the aggregate annual Total Operating Expenses paid or incurred by the Trust exceed the limitations herein provided; provided, however, that with respect to the limitations provided in subparagraph (a) of this Section 8.5, only so much of such excess need be refunded as the Trustees, including a majority of the Independent Trustees, shall have found to be unjustified as provided above.

                  Section 8.6 Definitions. For purposes of this Article, the following terms shall have the definitions set forth hereafter:

                  (a) Average Invested Real Estate Assets. "Average Invested Real Estate Assets" for any period shall mean the average of the aggregate book value of the consolidated assets of the Company invested, directly or indirectly, in equity interests in, and loans secured by, real estate and personal property associated with such real estate, before reserves for depreciation or bad debt or other similar non-cash reserves, calculated by taking the average of such values at the end of each month during such period.

                  (b) Average Total Operating Expenses. "Average Total Operating Expenses" for any period shall mean the average of Total Operating Expenses during such period.

                  (c) Net Income. "Net Income" for any period shall be calculated on the basis of the Trust's audited financial statements and shall mean total revenues applicable to such period, less the expenses applicable to such period, other than additions to reserves for depreciation or bad debts or other similar non-cash reserves.

                  (d) Total Operating Expenses. "Total Operating Expenses" shall be calculated on the basis of the Trust's annual audited financial statements and shall mean the aggregate annual expenses regarded as ordinary operating expenses (including any compensation payable to the Advisor), exclusive of the following:

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


         (i)      interest payments and any other cost of borrowed money;

         (ii) taxes on income and taxes and assessments on real property, if any, and all other taxes applicable to the Trust;

         (iii) legal, auditing, accounting, underwriting, brokerage, listing, reporting, registration and other fees, and printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, trading, registration and stock exchange listing of the Trust's securities, including transfer agent's, registrar's and indenture trustee's fees and charges;

         (iv)     expenses  of  organizing,   restructuring,   reorganizing   or
                  terminating the Trust, or of revising, amending, converting or modifying the Trust's organizational documents;

         (v) expenses directly connected with the acquisition, disposition and ownership of real estate interests or other property (including the costs of foreclosure, insurance premiums, legal services, brokerage and sales commissions, maintenance, repair, improvement and local management of property), other than expenses with respect thereto of employees of the Advisor, to the extent that such expenses are to be borne by the Advisor pursuant to the terms of the advisory contract;

         (vi)     non-cash   provisions   for   depreciation,    depletion   and
                  amortization;

         (vii) losses on the disposition of assets and provisions for such losses; and

         (viii) other extraordinary charges including, without limitation, litigation costs.


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